Microsoft                                                                   Word
11.0.6568;_AdHocReviewCycleID-638047981_NewReviewCycle_EmailSubjectMMT
N-SAR_AuthorEmailLWallace@mfs.com_AuthorEmailDisplayNameWallace,
Laura_ReviewingToolsShownOnce

99934

                                  SUB - ITEM D

The MFS Multimarket Income Trust (the "Trust") deleted disclosure identifying the Trust as non-diversified in the General Description of Registrant and Risk Factors sections of the prospectus contained in the Trust's Registration Statement No. 13 (File No. 811-4975), as filed with the Securities and Exchange Commission via EDGAR on February 28, 2006, on Form N-2 under the Investment Company Act of 1940. Such document is incorporated herein by reference.